                                                                   EXHIBIT 23.6

    CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR FOR EDWARD J. O'CONNELL

Pursuant to Rule 438 of the Securities Act of 1933, I hereby consent to being named in the Form S-1 registration statement of Stratos Lightwave, Inc. as a person who is about to become a director of such company.


Dated:  May 30, 2000                    /s/ Edward J. O'Connell
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                                            Edward J. O'Connell